Exhibit 10.2

AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Executive Employment Agreement (“Amendment Agreement”) is entered into as of March 14, 2017 (the “Effective Date”) by and between OmniComm Systems, Inc. (the “Company”) and Randall G. Smith (the “Executive”).

WHEREAS, the Company and Executive entered into an Employment Agreement dated September 1, 2004 (“Employment Agreement”), and

WHEREAS, the Company and Executive desire to amend the terms of the Employment Agreement as described herein.

NOW, THEREFORE, in consideration of the foregoing premises, which are incorporated in this Amendment Agreement as if fully set forth below, and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.

Section 3(e) of the Employment Agreement is hereby amended as follows (i) deleting the first sentence and replacing said sentence to read as follows:” The Executive shall also be entitled to severance pay equal to twelve (12) months’ salary and benefits in the event of termination by the Company for any reason other than commission of a felony or a crime involving moral turpitude relating to services provided to the Company, or termination by the Company pursuant to Paragraph 2(c).”

2.	Except as expressly provided in this Amendment Agreement, other terms, conditions and provisions of the Employment Agreement shall continue in full force and effect as provided therein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Agreement as of the date set forth in the first paragraph above.

OmniComm Systems, Inc.

By:	/s/ Cornelis F. Wit
Cornelis F. Wit, Chief Executive Officer

Executive

/s/ Randall G. Smith
Randall G. Smith